(1)  On August 18, 2006, BlueLine Capital Partners, L.P.
("BCP") purchased 101,000 shares of Criticare Systems,
 Inc.'s common stock (the "Common Stock"). Following completion of the purchase, BCP directly owns 863,700 shares of Common Stock reported as beneficially owned in the above table.


(2)  As a general partner of BCP, BlueLine Partners,
L.L.C., a Delaware limited liability company ("BlueLine
Delaware"), may be deemed to be the beneficial owner of the 863,700 shares of Common Stock held by BCP. As general partner of BlueLine Catalyst Fund VII, L.P. ("BlueLine
Catalyst"), BlueLine Partners, L.L.C., a California limited liability company ("BlueLine California"), may be deemed to be the beneficial owner of the 446,200 shares of Common Stock held by BlueLine Catalyst. Following the completion of the purchase of shares by BCP, BCP, BlueLine
Catalyst, BlueLine California and BlueLine Delaware own a total of 1,309,900 shares of Common Stock, or 10.7% of the outstanding Common Stock of Criticare Systems, Inc.

(3) The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, any Reporting
Person is the beneficial owner of any Common Stock covered by this statement.

As described in Amendment No. 6 to Schedule 13D ("Amendment
No. 6") filed on August 22, 2006 with respect to the Common
Stock owned by BlueLine Catalyst Fund VII, L.P., BlueLine
Partners, L.L.C.(California), BlueLine Partners, L.L.C.
(Delaware) and BlueLine Capital Partners, L.P. as of the date of Amendment No. 6, BlueLine (as defined in Amendment
No. 6) may have been deemed to be a "group" under Section
13(d) of the Securities Exchange Act and accordingly each Reporting Person may have been deemed to have beneficial ownership of 10% or more of the Common Stock.


Reporting Owner Name/Address

BlueLine Catalyst Fund VII, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Capital Partners, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506